SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange
Act of 1934
(Amendment No. ___)

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INTER PARFUMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTER PARFUMS, INC.
551 FIFTH AVENUE
NEW YORK, NEW YORK 10176

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 26, 2007

To the Shareholders of Inter Parfums, Inc.:

The annual meeting of shareholders of Inter Parfums, Inc. (the “company”) will be held at

The Equity Group
800 Third Avenue - 36th Floor
New York, NY 10036
Tel: 212.836.9618
(Between 49th & 50th Streets)

on July 26, 2007 at 10:00 A.M., New York City Time, for the following purposes:

1.	To elect a board of directors consisting of eleven (11) directors to hold office until our next annual meeting and until their successors shall have been elected and qualified; and

2.	To consider and transact such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

The board of directors has fixed the close of business on June 22, 2007 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments of the annual meeting. The list of shareholders entitled to vote at the annual meeting may be examined by any shareholder at our offices at 551 Fifth Avenue, New York, New York 10176, during the ten day period prior to July 26, 2007.

Dated: June 22, 2007	By Order of our board of directors Michelle Habert, Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

INTER PARFUMS, INC.

PROXY STATEMENT

GENERAL

This proxy statement is furnished by the board of directors of our company, Inter Parfums, Inc., a Delaware corporation, with offices located at 551 Fifth Avenue, New York, New York 10176, in connection with the solicitation of proxies to be used at the annual meeting of its shareholders being held on July 26, 2007 and at any adjournments of the annual meeting. For purposes of this proxy statement, unless the context otherwise indicates, the terms the “company,” “us” or “our” refers to Inter Parfums, Inc.

This proxy statement will be mailed to shareholders beginning approximately June 22, 2007. If a proxy in the accompanying form is properly executed and returned, then the shares represented by the proxy will be voted as instructed on the proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by providing written notice of revocation to the company’s Secretary or by a shareholder voting in person at the annual meeting.

All properly executed proxies received prior to the annual meeting will be voted at the annual meeting in accordance with the instructions marked on the proxy or as otherwise stated in the proxy. Unless instructions to the contrary are indicated, proxies will be voted

●	FOR the election of the eleven (11) directors referred to in this proxy statement.

In addition, the persons holding the proxies will consider and vote upon such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

A copy of the company’s annual report for fiscal year ended December 31, 2006, which contains financial statements audited by the company’s independent registered public accounting firms, is being mailed to the company’s shareholders along with this proxy statement.

We will bear the cost of preparing, assembling and mailing this notice of meeting, proxy statement, proxy and the enclosed annual report. In addition to solicitation of the proxies by use of the mails, some of our officers and regular employees, without extra remuneration, may solicit proxies personally or by telephone, telecopier or e-mail. We may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of our common stock. We will reimburse these persons for their expenses in forwarding soliciting material.

VOTING SECURITIES AND
PRINCIPAL HOLDERS THEREOF

Our board of directors fixed the close of business on June 22, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Only holders of our common stock on the record date will be able to vote at the annual meeting.

As of June 6, 2007, there were 20,437,292 shares of the our common stock were outstanding. Each share of the our common stock will entitle the holder of such share to one vote. None of the company’s shareholders have cumulative voting rights. Holders of shares of our common stock are entitled to vote on all matters. We also have 1,000,000 authorized shares of preferred stock, $.001 par value per share, none of which are outstanding.

The holders of a majority of the total number of outstanding shares of our common stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the annual meeting. Properly executed proxies marked “abstain,” as well as proxies held in street name by brokers that are not voted on all proposals to come before the annual meeting (“broker non-votes”), will be considered “present” for purposes of determining whether a quorum has been achieved at the annual meeting.

The eleven (11) nominees to our board of directors receiving the greatest number of votes cast at the annual meeting in person or by proxy shall be elected. Consequently, any shares of our common stock present in person or by proxy at the annual meeting, but not voted for any reason will have no impact in the election of our board of directors. Other matters that may be submitted to our shareholders for a vote at the annual meeting, if any, will require the favorable vote of a majority of the shares of our common stock present or represented at the annual meeting for approval, unless we advise you otherwise. If any matter proposed at the annual meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under Delaware law and therefore such abstentions have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval.

Our directors will serve until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified. Messrs. Jean Madar and Philippe Benacin have a verbal agreement or understanding to vote their shares in a like manner. As Messrs. Madar and Benacin beneficially own more than 50% of the outstanding shares of the Inter Parfums’ common stock, Inter Parfums is considered a “controlled company” under the applicable rules of The Nasdaq Stock Market.

With the exception of Mr. Benacin, the officers are elected annually by the directors and serve at the discretion of the board of directors. There are no family relationships between executive officers or directors of our company.

Members of our management have been informed that our controlling shareholders intend to vote in favor of all of the nominees for directors and therefore, they are all likely to be elected. We know of no business other than the election of directors that will be presented for consideration at the annual meeting. If any other matter is properly presented, then it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

The following table sets forth information, as of June 6, 2007 with respect to the beneficial ownership of our common stock by (a) each person we know to be the beneficial owner of more than five percent of our outstanding common stock, (b) our executive officers and directors and (c) all of our directors and officers as a group. As of June 6, 2007 we had 20,437,292 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership[1]	Approximate Percent of Class
Jean Madar c/o Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008 Paris, France	5,741,860[2]	27.8%
Philippe Benacin c/o Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008 Paris, France	5,679,418[3]	27.5%
Russell Greenberg c/o Inter Parfums, Inc. 551 Fifth Avenue New York, NY 10176	88,000[4]	Less than 1%
Francois Heilbronn 60 Avenue de Breteuil 75007 Paris, France	23,337[5]	Less than 1%
Joseph A. Caccamo, Esq. GrayRobinson, P.A. 401 East Las Olas Blvd., Ste. 1850 Ft. Lauderdale, FL 33301	12,000[6]	Less than 1%
Jean Levy Chez Axcess Groupe 8 rue de Berri 75008 Paris, France	5,000[7]	Less than 1%
Robert Bensoussan-Torres 8 Bramerton Street SW3 5JX London, England	8,000[8]	Less than 1%
Jean Cailliau L Capital Management 22, avenue Montaigne 75008, Paris, France	4,000[9]	Less than 1%

Name and Address of Beneficial Owner	Amount of Beneficial Ownership[1]	Approximate Percent of Class
Philippe Santi Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008, Paris France	32,500[10]	Less than 1%
Serge Rosinoer 14 rue LeSueur 75116 Paris, France	9,700[11]	Less than 1%
Patrick Choël Universite -82 7 rue de Talleyrand 75007, Paris, France	-0-	NA
Frederic Garcia-Pelayo Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008, Paris France	-0-	NA
Jack Ayer Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008, Paris France	-0-	NA
Axel Marot Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008, Paris France	-0-	NA
Royce & Associates, LLC[12] 1414 Avenue of the Americas New York, NY 10019	2,178,800	10.7%
Independence Investments, LLC[13] 551 Fifth Avenue New York, NY 10176	1,204,686	5.9%
All Directors and Officers As a Group 16 Persons)	11,603,851[14]	55.3%

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1
All shares of common stock are directly held with sole voting power and sole power to dispose, unless otherwise stated. Options which are exercisable within 60 days are included in beneficial ownership calculations. Jean Madar, the Chairman of the Board and Chief Executive Officer of Inter Parfums and Philippe Benacin, the Vice Chairman of the Board and President of Inter Parfums, have a verbal agreement or understanding to vote their shares in a like manner. As Messrs. Madar and Benacin beneficially own more than 50% of the outstanding shares of the Inter Parfums’ common stock, Inter Parfums is considered a “controlled company” under the applicable rules of The Nasdaq Stock Market.

2
Consists of 4,441,859 shares held directly, 1,100,001 shares held indirectly through a personal holding company and options to purchase 200,000 shares. Shares held directly includes 1,140,000 shares pledged as collateral for personal loans/lines of credit.

3	Consists of 4,379,417 shares held directly, 1,100,001 shares held indirectly through a personal holding company and options to purchase 200,000 shares.
4	Consists of 2,000 shares held directly and options to purchase 86,000 shares.
5	Consists of 19,375 shares held directly and options to purchase 4,000 shares.
6
Consists of shares of common stock underlying options, 8,000 of which are held as nominee for his former employer and 4,000 of which are held for his present employer. Beneficial ownership of such shares is disclaimed.

7	Consists of 1,000 shares held directly and options to purchase 4,000 shares.
8	Consists of 4,000 shares held directly and options to purchase 4,000 shares.
9	Consists of shares of common stock underlying options.
10	Consists of shares of common stock underlying options.
11	Consists of 4,700 shares held directly and options to purchase 5,000 shares.
12	Information derived from an Amendment to Schedule 13G dated January 22, 2007.
13	Information derived from a Schedule 13G dated January 11, 2007.
14	Consists of 11,052,351 shares held directly or indirectly, and options to purchase 551,500 shares.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

The members of our board of directors are each elected with a plurality of votes cast in favor of their election for a one-year term or until their successors are elected and qualify. During fiscal year ended December 31, 2006, our board of directors consisted of eleven (11) persons, Messrs. Jean Madar, Philippe Benacin, Russell Greenberg, Francois Heilbronn, Joseph A. Caccamo, Jean Levy, Robert Bensoussan-Torres, Patrick Choël (who replaced Daniel Piette as a member of our board of directors in June 2006), Jean Cailliau, Philippe Santi and Serge Rosinoer, who were elected by the shareholders at the company’s last annual meeting of shareholders held in July 2006.

Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. Although all of the nominees have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable to or unwilling to serve, then the shares represented by properly executed proxies will be voted at the discretion of the person named in the proxies for another person designated by our board of directors.

Board of Directors

Our Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of our Company. Although certain directors are not involved in day-to-day operating details, members of the Board are kept informed of our business by various reports and documents made available to them. The Board of Directors held six meetings (or executed consents in lieu thereof), including meetings of committees of the Board during 2006, and, with the exception of Messrs. Santi, Bensoussan-Torres and Piette (who stepped down in June 2006) all of the directors attended at least 75% of the meetings of the Board and committee meetings of which they were a member.

We have adopted a Code of Business Conduct, and we agree to provide to any person without charge, upon request, a copy of our Code of Business Conduct. Any person who requests a copy of our Code of Business Conduct should provide their name and address in writing to: Inter Parfums, Inc., 551 Fifth Avenue, New York, NY 10176, Att.: Shareholder Relations. In addition, our Code of Conduct is also maintained on our website, at www.interparfumsinc.com.

During Fiscal 2006, the Board of Directors had the following standing committees:

•
Audit Committee - The Audit Committee has the sole authority and is directly responsible for, the appointment, compensation and oversight of the work of the independent accountants employed by the Company which prepare or issue an audit report for the Company. During 2006, the Audit Committee initially consisted of Messrs. Heilbronn, Levy and Bensoussan-Torres and Mr. Choël replaced Mr. Bensoussan-Torres in June 2006.

The Audit Committee does not have a member who is an “Audit Committee Financial Expert” as such term is defined under the applicable rules and regulations. However, as the result of the background, education and experience of the members of the Audit Committee, the Board of Directors believes that such committee members are fully qualified to fulfill their obligations as members of the Audit Committee.

•
Executive Compensation and Stock Option Committee - The Executive Compensation and Stock Option Committee oversees the compensation of the Company’s executives and administers the Company’s stock option plans. During 2006, the members of such committee initially consisted of Messrs. Heilbronn, Levy and Daniel Piette, and Mr. Choël replaced Mr. Piette in June 2006 . We presently do not have a separate charter for our Executive Compensation and Stock Option Committee.

Our Board of Directors does not maintain a standing nominating committee or a committee performing similar functions. In view of the agreement and understanding of Messrs. Jean Madar and Philippe Benacin who beneficially own more than 50% of the outstanding shares of the Inter Parfums’ common stock, our Board of Directors does not believe it necessary for the Company to have such a committee. Also as a “controlled company” under the applicable rules of The Nasdaq Stock Market, we are exempt from the nominating committee requirements. During 2006, our Board of Directors as a group agreed to nominate the same members of the board who had served last year with the exception of Mr. Choël, who was added to the Board of Directors in June 2006, replacing Mr. Piette who stepped down.

Director Independence

The following are our directors who are “independent directors” within the applicable rules of The Nasdaq Stock Market:

Francois Heilbronn
Jean Levy
Robert Bensoussan-Torres
Serge Rosinoer
Jean Cailliau
Patrick Choël

While we follow and comply with the independent director definitions as provided by The Nasdaq Stock Market rules in determining the independence of our directors, we do not presently post the rules on our company’s website. However, the rules of The Nasdaq Stock Market are readily available on its website. We intend to either include the applicable independent director definition on our website or as an appendix to our proxy statement for the next annual meeting.

However, as stated above, Messrs. Jean Madar and Philippe Benacin have a verbal agreement or understanding to vote their shares in a like manner. As Messrs. Madar and Benacin beneficially own more than 50% of the outstanding shares of the Inter Parfums’ common stock, Inter Parfums is considered a “controlled company” under the applicable rules of The Nasdaq Stock Market. As a controlled company, we are exempt for certain of the corporate governance rules of The Nasdaq Stock Market, such as the board of directors consisting a majority of independent directors and the requirement of a nominating committee of the board.

In addition, The Nasdaq Stock Market maintains more stringent rules relating to director independence for the members of our Audit Committee, and the members of our Audit Committee, Messrs. Heilbronn, Levy and Choël, are independent within those rules. We are not exempt from the more stringent rules relating to director independence for the members of our Audit Committee by virtue of the controlled company exception.

Business Experience

The following sets forth biographical information as to the business experience of each executive officer and director of our Company for at least the past five years.

Jean Madar

Jean Madar, age 46, a Director, has been the Chairman of the Board of Directors since the Company's inception, and is a co-founder of the Company with Mr. Benacin. From inception until December 1993 he was the President of the Company; in January 1994 he became Director General of Inter Parfums, S.A., the Company’s subsidiary; and in January 1997 he became Chief Executive Officer of the Company. Mr. Madar was previously the managing director of Inter Parfums, S.A., from September 1983 until June 1985. At such subsidiary, he had the responsibility of overseeing the marketing operations of its foreign distribution, including market research analysis and actual marketing campaigns. Mr. Madar graduated from The French University for Economic and Commercial Sciences (ESSEC) in 1983.

Philippe Benacin

Mr. Benacin, age 48, a Director, has been the Vice Chairman of the Board since September 1991, and is a co-founder of the Company with Mr. Madar. He was elected the Executive Vice President in September 1991, Senior Vice President in April 1993, and President of the Company in January 1994. In addition, he has been the President of Inter Parfums, S.A. for more than the past five years. Mr. Benacin graduated from The French University for Economic and Commercial Sciences (ESSEC) in 1983.

Russell Greenberg

Mr. Greenberg, age 50, the Chief Financial Officer, was Vice-President, Finance when he joined the Company in June 1992; became Executive Vice President in April 1993; and was appointed to the Board of Directors in February 1995. He is a certified public accountant licensed in the State of New York, and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. After graduating from The Ohio State University in 1980, he was employed in public accounting until he joined the Company in June 1992.

Philippe Santi

Philippe Santi, age 45 and a Director since December 1999, has been the Director of Finance and the Chief Financial Officer of Inter Parfums, S.A. since February 1995. Mr. Santi became Executive Vice President of Inter Parfums, S.A. in 2004, and is a Certified Accountant and Statutory Auditor in France.

Francois Heilbronn

Mr. Heilbronn, age 46, a Director since 1988, an independent director, and a member of the audit, stock option and executive compensation committees, is a graduate of Harvard Business School with a Master of Business Administration degree and is currently the managing partner of the consulting firm of M.M. Friedrich, Heilbronn & Fiszer. He was formerly employed by The Boston Consulting Group, Inc. from 1988 through 1992 as a manager. Mr. Heilbronn graduated from Institut D' Etudes Politiques De Paris in June 1983. From 1984 to 1986, he worked as a financial analyst for Lazard Freres & Co.

Joseph A. Caccamo

Mr. Caccamo, age 52, a Director since 1992, is an attorney with the law firm of GrayRobinson, P.A., our general counsel. A member of both the New York and Florida bars, Mr. Caccamo has been a practicing attorney since 1981, concentrating in the areas of corporate and securities law, and in September 1991 he became our counsel.

Jean Levy

Jean Levy, age 74, a Director since August 1996, an independent director and a member of the audit and executive compensation and stock option committees, worked for twenty-seven years at L'Oreal, and was the President and Chief Executive Officer of Cosmair, the exclusive United States licensee of L'Oreal, from 1983 through June 1987. In addition, he is the former President and Chief Executive Officer of Sanofi Beaute (France). For the more than the past five years, Mr. Levy has been an independent advisor as well as a consultant for economic development to local governments in France. A graduate of l'Institut d'Etudes Politiques de Paris, he also attended Yale Graduate School and was a recipient of a Fulbright Scholarship. He was also a Professor at l'Institut d'Etudes Politiques de Paris. He was formerly a director of Zannier Group and Escada Beaute Worldwide and Rallye, S.A. In addition, Mr. Levy was also a director (Chairman of the Board until October 2001) of Financière d'Or, and its subsidiary, Histoire d'Or which is in the retail jewelry business. Mr. Levy was formerly a consultant to Ernst & Young, Paris through 2004. He is currently a board member of Price Minister, an internet based retailer located in Paris.

Robert Bensoussan-Torres

Robert Bensoussan-Torres, age 49, has been a Director since March 1997, and also is an independent director and during 2005 was a member of the audit committee. In November 2001, he became the Chief Executive Officer of Jimmy Choo Ltd., a luxury shoe and ready to wear accessory company. From 1999 to December 2000, he was the Managing Director of Gianfranco Ferre fashion group, based in Milano, Italy. Mr. Bensoussan-Torres is a Director of Towers Consulting Europe, Ltd. Towers Consulting Europe, Ltd. is a consulting company based in London, which specializes in strategic advise in connection with mergers and acquisitions in the luxury goods business. Mr. Bensoussan-Torres was the Chief Executive Officer of Christian Lacroix, Paris, a subsidiary of LVMH Group, from February 1993 until May 1998. Christian Lacroix is a French Haute Couture House and has activities in the field of apparel, accessories and fragrances. From December 1990 through January 1993 he was based in Munich, Germany, as the International Sales Director of The Escada Group.

Jean Cailliau

Mr. Cailliau, age 44, and a director since December 1999. The Board considers Mr. Cailliau to be independent of management, notwithstanding his prior affiliation with LV Capital USA Inc., which was dissolved in August 2006. Through June 2001, Mr. Cailliau was the Deputy General Manager of LV Capital SA, the investment arm of LVMH. In January 2001 he became a Director of L Capital Management, a private equity fund sponsored by LVMH. For the past 10 years, Mr. Cailliau has held executive positions at LVMH. He is also a Director of various European companies. Mr. Cailliau is an Engineer in Agronomics and has an MBA (1988) from Insead.

Serge Rosinoer

Mr. Rosinoer, age 75, was appointed to the Board of Directors in December 2000, as an independent director. Mr. Rosinoer has devoted most of his career to the personal care, cosmetics and fragrance industry. In 1978, Mr. Rosinoer joined the Clarins Group as Vice President and Chief Operating Officer where he was largely responsible for its rapid international expansion. As COO, then CEO since 1978, Mr. Rosinoer oversaw the transformation of Clarins into a major force in cosmetics, skin care and fragrance, with annual sales of approximately 600 million Euro and more than 4,000 employees. He retired from active duty in June of 2000, but continues to serve on the board of directors of Clarins. Earlier in his career he was President of Parfums Corday. He also held senior level executive positions at Max Factor, where he had full supervision of that cosmetics company’s European production and sales. Mr. Rosinoer has served several terms as President of the French Prestige Cosmetics Association and currently serves as Conseiller du Commerce Extérieur de la France.

Patrick Choël

Mr. Choël, age 63, was appointed to the Board of Directors in June 2006, as an independent director, and is a member of both the Audit Committee and the Executive Compensation and Stock Option Committee. Mr. Choël is the manager of Université 82, a business consultant and advisor. For approximately 10 years, through March 2004, Mr. Choël worked as the President and CEO of two divisions of LVMH, first the LVMH Perfumes and Cosmetics Division, which included such well known brands as Parfums Christian Dior, Guerlain, and Parfums Givenchy, among others, and later, Parfums Christian Dior, a leading world-wide prestige beauty/fragrances business. Prior to such time, for approximately 30 years, he work at various executive positions at Unilever, including President and CEO of Elida Fabergé France and President and CEO of Chesebrough Pond’s USA.

Hugues de la Chevasnerie

Hugues de la Chevasnerie, age 38, became the Director of Burberry Fragrances in December 2006. Prior to joining Burberry Fragrances, Mr. Chevasnerie was from February 2002 the Vice President of International Marketing, Davidoff & Chloé, at Coty Inc. From 1994 to 2002, he held various positions at LVMH- Parfums Christian Dior, including Group Head for Men’s Perfumes from 1999 to 2002.

Frederic Garcia-Pelayo

Frederic Garcia-Pelayo, age 48, became the President of the Luxury and Fashion division of Inter Parfums, S.A. in March 2005. He was previously the Director of Marketing and Distribution for Perfume and Cosmetics for Inter Parfums, S.A. and was named Executive Vice President in 2004. Previously Mr. Garcia-Pelayo was the Director of Export Sales of Inter Parfums, S.A. from September 1994. Prior to September 1994, Mr. Garcia-Pelayo was the Export Manager for Benetton Perfumes for seven (7) years.

Jack Ayer

Jack Ayer, age 57, was a French Market Sales Manager when he joined Inter Parfums, S.A. in 1989 and has been the Director of the French Market Sales for Inter Parfums, S.A. since 1999. Prior to 1989 Mr. Ayer spent 13 years as a brand representative for L'Oréal.

Axel Marot

Axel Marot, age 33, was the Supply Chain Manager when he joined Inter Parfums, S.A. in 2003 and has been the Director of Operations for Inter Parfums, S.A. since January 2005. Prior to joining Inter Parfums, S.A., Mr. Marot was a Supply Chain Manager for Nestlé.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and any amendments to such forms furnished to us, and written representations from various reporting persons furnished to us, we are not aware of any reporting person who has failed to file the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 on a timely basis.

Executive Compensation

The following table sets forth a summary of all compensation awarded to, earned by or paid to, our Chief Executive Officer, our Chief Financial Officer, and each of the three most highly compensated executive officers of our Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to our Company and its subsidiaries during fiscal years ended December 31, 2006, December 31, 2005 and December 31, 2004. In addition, we have included the compensation information of one former executive officer who left our employ during 2006. For all compensation related matters disclosed in this Item 11, all amounts paid in euro have been converted to US dollars at the average rate of exchange in each year.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jean Madar, Chief Executive Officer	2006 2005 2004	400,000 400,000 330,000	-0- -0- -0-	-0- -0- -0-	252,000 337,000 405,000	-0- -0- -0-	-0- -0- -0-	2,974,944 [1] 6,079,952 [2] 1,291,030 [3]	3,626,944 6,816,952 2,026,030
Russell Greenberg, Chief Financial Officer	2006 2005 2004	375,000 345,000 315,000	30,000 30,000 30,000	-0- -0- -0-	167,000 132,000 158,000	-0- -0- -0-	-0- -0- -0-	304,214 [4] 548,214 [5] 222,055 [6]	876,214 1,055,214 725,055
Philippe Benacin, President of Inter Parfums, Inc. and President of Inter Parfums, S.A.	2006 2005 2004	226,206 208,874 210,000	153,174 161,629 111,250	-0- -0- -0-	252,000 337,000 405,000	-0- -0- -0-	8,800 8,700 8,700	1,298,801 [7] 5,866,935 [8] 1,697,412 [9]	1,938,981 6,583,138 2,432,362
Philippe Santi, Executive Vice President and Director General Delegue, Inter Parfums, S.A.	2006 2005 2004	226,206 208,874 149,000	197,302 161,629 126,000	-0- -0- -0-	105,000 91,000 97,000	22,621 21,655 24,000	8,800 8,700 8,700	405,801[10] 169,104[11] 429,331[12]	965,730 660,962 834,031
Frédéric Garcia-Pelayo, Director Export Sales, Inter Parfums, S.A.	2006 2005 2004	226,206 208,874 149,000	197,302 161,629 136,000	-0- -0- -0-	166,000 53,000 52,000	22,621 21,655 24,000	8,800 8,700 8,700	259,956 [13] 173,218 [14] 600,775 [15]	880,885 627,076 970,475
Marcella Cacci, Former President, Burberry Fragrances[16]	2006 2005	208,200 316,667	-0- 125,000	-0- 217,000[17]	-0- 162,000	62,500 125,000	-0- -0-	341,000 [18] 87,000 [19]	611,700 1,032,667

___________________________________
[1]	Consists of $654,500 realized upon the exercise of options, and $2,320,444 realized on the exercise of options of Inter Parfums, S.A.
[2]	Consists of $6,079,952 realized upon the exercise of options.
[3]	Consists of $670,285 realized upon the exercise of options, and $620,745 realized on the exercise of options of Inter Parfums, S.A.

[4]	Consists of $2,214 for automobile expenses and $235,000 realized upon exercise of options and $67,000 realized on the exercise of options of Inter Parfums, S.A.
[5]	Consists of $2,214 for automobile expenses and $467,000 realized upon exercise of options and $79,000 realized on the exercise of options of Inter Parfums, S.A.
[6]	Consists of $2,214 for automobile expenses and $183,935 realized upon exercise of options and $35,906 realized on the exercise of options of Inter Parfums, S.A.

[7]	Consists of lodging expenses of $75,402, $8,797 for automobile expenses, $654,500 realized upon the exercise of options, and $560,102 realized on the exercise of options of Inter Parfums, S.A.
[8]	Consists of lodging expenses of $208,874, $10,613 for automobile expenses, $5,072,785 realized upon the exercise of options, and $574,663 realized upon exercise of options of Inter Parfums, S.A.
[9]	Consists of lodging expenses of $48,000, $16,250 for automobile expenses, $1,000,302 realized upon the exercise of options, and $632,860 realized upon exercise of options of Inter Parfums, S.A.

[10]	Consists of $405,801 realized on the exercise of options of Inter Parfums, S.A.
[11]	Consists of $169,104 realized on the exercise of options of Inter Parfums, S.A.
[12]	Consists of $429,331 realized on the exercise of options of Inter Parfums, S.A.

[13]	Consists of $123,157 realized on the exercise of options of Inter Parfums, S.A.
[14]	Consists of $173,218 realized on the exercise of options of Inter Parfums, S.A.
[15]	Consists of $600,775 realized on the exercise of options of Inter Parfums, S.A.

[16]	Ms. Cacci became President of Burberry Fragrances on March 15, 2005 and left the company as of June 30, 2006.
[17]
Under the terms of her employment agreement, Ms. Cacci was issued 5,000 restricted shares of Inter Parfums, S.A., to vest ratably over a three-year period. When she left the employ of Inter Parfums S.A., the vesting restrictions lapsed. During 2006, in lieu of issuance of such restricted shares, we paid her the fair market value of such shares.

[18]
Consists of severance pay of $293,750 and housing allowance of $48,000. Under the terms of her employment agreement, Ms. Cacci was granted options to purchase 24,200 shares of Inter Parfums, S.A. to vest ratably over a three-year period. When she left the employ of Inter Parfums S.A., the vesting restrictions lapsed.

[19]	Under the terms of her employment agreement, the Company paid Ms. Cacci a housing allowance of $40,000 and reimbursement of attorneys’ fees of $47,000.

Compensation Discussion and Analysis

General

The Executive Compensation and Stock Option Committee oversees the compensation of the Company’s executives and administers the Company’s stock option plans. The members of such committee are Messrs. Heilbronn, Levy and Choël. Mr. Choël replaced Mr. Piette on such committee in June 2006.

During 2006, the Executive Compensation and Stock Option Committee took action 3 times by the execution of written consents in lieu of meetings.

In addition to the members of the Executive Compensation Committee, the following persons participated in discussions concerning executive compensation during 2006: Jean Madar, the Chairman of our Board of Directors and Chief Executive Officer; Philippe Benacin, a Director, President, and President of Inter Parfums, S.A., our company’s indirect French operating subsidiary; Russell Greenberg, an Executive Vice President, Chief Financial Officer and a Director; Philippe Santi, the Chief Financial Officer of Inter Parfums, S.A. Generally, Mr. Madar, the Chairman and Chief Executive Officer, takes the initiative and recommends executive compensation levels for executives in the United States, and Mr. Benacin, the President of Inter Parfums, S.A., takes the initiative and recommends for executive compensation levels for executives in Paris. Further, all cash compensation for each of Messrs. Benacin, Santi and Garcia-Pelayo’s are paid to them in euros by our French operating subsidiary, and all cash compensation for each of Messrs. Madar and Greenberg are paid from United States Operations. Also as a general rule, all executive officers have their compensation reviewed annually.

The objectives of our compensation program are designed to strike a balance between offering sufficient compensation to either retain existing or attract new executives on the one hand, and keeping compensation at reasonable levels on the other hand. Although our business is growing, as evidenced by our increased sales and growing portfolio of brand names, we do not have the resources comparable to the cosmetic giants in our industry, and accordingly cannot afford to pay excessive executive compensation. In furtherance of these objectives, our executive compensation packages generally include a base salary, as well as annual incentives tied to individual performance and long-term incentives tied to our operating performance. Further, Messrs. Madar and Benacin, in addition to being executive officers and directors are our largest shareholders, which aligns their interests with our shareholder base in keeping executive compensation at a reasonable level.

The following sets forth information regarding compensation and benefits provided to our Chief Executive Officer, Chief Financial Officer, each of the three most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer, whose total compensation exceeded $100,000. In addition, we have included the compensation information of one former executive officer who left our company during 2006. The executive officers being discussed for 2006 are: Jean Madar (the Chief Executive Officer), Russell Greenberg (the Chief Financial Officer), Philippe Benacin, Philippe Santi and Frederic Garcia-Pelayo (the three highly compensated officers) and Marcella Cacci, former executive officer who left our company during 2006.

Base Salary

Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive market place for executive talent. Base salaries for executive officers are reviewed on an annual basis, and adjustments are determined by evaluating our operating performance, the performance of each executive officer, as well as whether the nature of the responsibilities of the executive has changed.

As stated above, Mr. Madar, the Chairman and Chief Executive Officer, takes the initiative and recommends executive compensation levels for executives in the United States, and Mr. Benacin, the President of Inter Parfums, S.A., takes the initiative and recommends for executive compensation levels for executives in Paris.

Mr. Madar, the Chief Executive Officer, did not receive an increase in his base salary of $400,000.

Upon recommendation of our Chairman and Chief Executive Officer, the Executive Compensation and Stock Option Committee determined to increase the base salary of Mr. Greenberg, the Chief Financial Officer, by $30,000 from $345,000 to $375,000, a, 8.7% increase. Mr. Greenberg has received the same salary increase of $30,000 for the past two years.

Upon the recommendation of Mr. Benacin, the base salaries of Mr. Philippe Santi, the Chief Financial Officer of Inter Parfums, S.A., and Mr. Frederic Garcia-Pelayo, was each increased from 168,000 euros in 2005 to 180,000 euros in 2006, a 7% increase. Likewise, Mr. Benacin’s base compensation was increased to from 168,000 euros in 2005 to180,000 euros in 2006.

In February 2005 we entered into an employment agreement with Marcella Cacci to act as the President of Burberry Fragrances, a division of Inter Parfums, S.A. for a three year period. Such employment agreement was approved by this Committee. Further, as a negotiated term of her employment agreement, United States operation paid her compensation, although she was residing and working in Paris for Burberry Fragrances, a division of Inter Parfums, S.A. Ms. Cacci was terminated without cause, and for 2006 her pro-rated based salary was $208,200.

After a thorough review, the Chairman of the Board determined that the base salaries paid to such executives were fair in the view of their responsibilities, length of service with us, performance and compensation levels to peers, as to which the Executive Compensation and Stock Option Committee concurs.

Bonus Compensation/ Annual Incentives

As the result of their efforts in increasing the profitability of our company, bonuses were awarded as follows. For European operations, each of Messrs. Santi and Garcia-Pelayo received a cash bonus of $197,302 (157,000 euros) and Mr. Benacin received a cash bonus of $153,174 (122,000 euros). For United States operations, Mr. Greenberg received a cash bonus of $30,000. In order for Mr. Madar to receive a cash bonus, United States operations has to achieve after tax profit target. However, our Chief Executive Officer did not receive a cash bonus primarily due to the expenses incurred by United States operations with respect to start up costs for our Gap and Banana Republic fragrance products, and the downward sales trend in the mass market. However, the Executive Compensation Committee has determined to use the same after tax profit target for our company’s United States operations that will be used to calculate Mr. Madar’s bonus for 2007.

Under the terms of her employment agreement, Marcella Cacci was also entitled to a pro rated bonus of $62,500 as Burberry Fragrances reached certain sales targets.

Long Term Incentives

The long-term incentives are geared towards linking benefits to corporate performance through the grant of stock options. All options are granted with an exercise price equal to the fair market value of the underlying shares of our common stock on the date of grant, and terminate on or shortly after severance of the executive’s relationship with us. Unless the market price of our common stock increases, corporate executives will have no tangible benefit. Thus, they are provided with the extra incentive to increase individual performance with the ultimate goal of increased our overall performance. In addition, Inter Parfums, S.A. maintains a profit sharing plan for its employees. We believe that enhanced executive incentives which result in increased corporate performance tend to build company loyalty. As a general rule, the number of options granted is determined by several factors, both individual and company operating results for the past year, as well as past option grants to such executives.

Under the terms of her employment agreement, Ms. Cacci received the following benefits:

•
Stock Options: Options to purchase 20,000 ordinary shares of Inter Parfums S.A.’s common stock at a purchase price equal to the fair market value of the shares at the time of the grant, vesting 1/3 each year for three years.

•	One Time Issuance of Restricted Shares: Issuance of 5,000 ordinary shares of Inter Parfums S.A. vesting 1/3 each year for three years.

However, as the result of her termination without cause in 2006, all vesting restrictions on the option grant and restricted shares lapsed and became fully vested.

During 2006, upon the recommendation of the company’s Chief Executive Officer, the Executive Compensation and Stock Option Committee granted options to purchase 40,000 shares our common stock to each of Jean Madar and Philippe Benacin, 25,000 shares to Mr. Greenberg, and 5,000 to each of Messrs. Santi and Garcia- Pelayo, all at the fair market value on the date of grant. However, commencing in 2006 we granted nonqualified stock options with a term of 6 years rather than the 5 years as had been done over the past several years, because the option grants vest now ratably of a 5-year period on a cumulative basis, so that the option will become fully exercisable at the beginning of the sixth year from the date of grant.

We believe that the vesting period of these options serves a dual purpose: 1. executives will not receive any benefit if they leave prior to such portion of the option vesting; and 2. as options granted to employees are now required to be accounted as a compensation expense, the compensation expense to our company is thereby lessened.

Under our stock option plan, nonqualified stock options granted to executives terminate immediately upon the executive’s termination of association with our company. This termination provision coupled with vesting may reduce certain benefits afforded to an executive when an executive officer leaves our employ.

For 2006, the option grants to Messrs. Madar and Benacin were actually less in number than the option grants made for the past several years, while the option grant to Mr. Greenberg was commensurate with his option grant in 2005. Our company has not in the past routinely granted options to executive officers of Inter Parfums, S.A. other than Mr. Benacin, but rather such grants are handled on a case by case basis each year.

Over the past few years as our company has grown and the market price or our common stock has increased, Messrs. Madar and Benacin have realized substantial compensation as the result of the exercise of their options. As the two executives most responsible for continued growth and success of our company, the Committee believes the granting of options is an appropriate tool to tie a substantial portion of their compensation to the success of our company and is completely warranted.

In addition, Inter Parfums, SA maintains its own stock option plan, profit sharing plan and a relatively small pension plan, which provide long term benefits to the executive officers of our European operations.

The actual compensation realized as the result of the exercise of options, as well as the future potential of such rewards, are powerful incentives for increased individual performance, and ultimately increased company performance. In view of the fact that these executive officers contribute significantly to our profitable operations, the Executive Compensation and Stock Option Committee believes these incentives to be fair to these executive officers and to our shareholders.

Conclusion

The Executive Compensation and Stock Option Committee believes that its present policies to date, with its emphasis on rewarding performance, has served to focus the efforts of our executives to achieve a high rate of growth and profitability, which management believes will result in a substantial increase in value to our shareholders.

Francois Heilbronn
Jean Levy and
Daniel Piette (through June 2006) and Patrick Choël (after June 2006)

Plan Based Awards

The following table sets certain information relating to each grant of an award made to the executive officers of our company listed in the Summary Compensation Table during the past fiscal year.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Jean Madar	12/15/06	-0-	-0-	-0-	-0-	-0-	-0-	-0-	40,000	19.655
Jean Madar	6/1/2006 *	-0-	-0-	-0-	-0-	-0-	-0-	-0-	11,000	39.96
Russell Greenberg	12/15/06	-0-	-0-	-0-	-0-	-0-	-0-	-0-	25,000	19.655
Russell Greenberg	6/1/2006 *	-0-	-0-	-0-	-0-	-0-	-0-	-0-	880	39.96
Philippe Benacin	12/15/06	-0-	-0-	-0-	-0-	-0-	-0-	-0-	40,000	19.655
Philippe Benacin	6/1/2006 *	-0-	-0-	-0-	-0-	-0-	-0-	-0-	11,000	39.96
Philippe Santi	12/15/06	-0-	-0-	-0-	-0-	-0-	-0-	-0-	5,000	19.655
Philippe Santi	6/1/2006 *	-0-	-0-	-0-	-0-	-0-	-0-	-0-	6,600	39.96
Frédéric Garcia-Pelayo	12/15/06	-0-	-0-	-0-	-0-	-0-	-0-	-0-	5,000	19.655
Frédéric Garcia-Pelayo	6/1/2006*	-0-	-0-	-0-	-0-	-0-	-0-	-0-	11,000	39.96
Marcella Cacci	NA	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

______________
*Represent options to purchase ordinary shares of Inter Parfums, S.A. at the then current market price of the Inter Parfums, S.A. ordinary shares

As discussed above, commencing in 2006 we granted nonqualified stock options with a term of 6 years rather than the 5 years as had been done over the past several years, because the option grants vest now ratably of a 5-year period on a cumulative basis, so that the option will become fully exercisable at the beginning of the sixth year from the date of grant.

In addition, options were granted to purchase ordinary shares of Inter Parfums, S.A. at the then current market price of the Inter Parfums, S.A. ordinary shares. Such options vest after a four year period.

We believe that the vesting period of these options serves a dual purpose: 1. executives will not receive any benefit if they leave prior to such portion of the option vesting; and 2. as options granted to employees are now required to be accounted as a compensation expense, the compensation expense to our company is thereby lessened.

Outstanding Equity Awards At Fiscal Year-End

The following table sets certain information relating to outstanding equity awards in our company held by the executive officers of our company listed in the Summary Compensation Table as of the end of the past fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Jean Madar	50,000		-0-	8.025	12/19/07
	50,000		-0-	23.050	12/30/08
	50,000		-0-	15.390	12/09/09
	50,000		-0-	14.950	04/19/10
		40,000	-0-	19.655	12/14/12

Russell Greenberg	18,000		-0-	8.025	12/19/07
	18,000		-0-	23.050	12/30/08
	25,000		-0-	15.390	12/09/09
	25,000		-0-	14.950	04/19/10
		25,000	-0-	19.655	12/14/12

Philippe Benacin	50,000		-0-	8.025	12/19/07
	50,000		-0-	23.050	12/30/08
	50,000		-0-	15.390	12/09/09
	50,000		-0-	14.950	04/19/10
		40,000	-0-	19.655	12/14/12

Philippe Santi	7,500		-0-	7.850	01/23/08
	10,000		-0-	25.240	02/12/09
	7,500		-0-	15.390	12/09/09
	7,500		-0-	14.950	04/19/10
		5,000	-0-	19.655	12/14/12

Frédéric Garcia-Pelayo	5,000	5,000	-0-	19.655	12/14/12

Marcella Cacci	-0-	-0-	-0-	NA	NA

As discussed above, commencing in 2006 we granted nonqualified stock options with a term of 6 years rather than the 5 years as had been done over the past several years, because the option grants vest now ratably of a 5-year period on a cumulative basis, so that the option will become fully exercisable at the beginning of the sixth year from the date of grant.

We believe that the vesting period of these options serves a dual purpose: 1. executives will not receive any benefit if they leave prior to such portion of the option vesting; and 2. as options granted to employees are now required to be accounted as a compensation expense, the compensation expense to our company is thereby lessened.

The following table sets certain information relating to outstanding equity awards granted by Inter Parfums, S.A. held by the executive officers of our company listed in the Summary Compensation Table as of the end of the past fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OF INTER PARFUMS, S.A.

		Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price (euros)	Option Expiration Date
Jean Madar		12,100	18.30	08/26/09
		16,940	26.70	03/25/10
		12,100	25.00	05/26/11
		11,000	31.80	06/01/12

Russell Greenberg	3,082		13.80	03/24/07
	3,297		19.30	04/26/08
	2,662		11.10	08/26/09
		1,089	18.30	08/26/09
		968	26.70	03/25/10
		1,210	25.00	05/26/11
		880	31.80	06/01/12

Philippe Benacin	5,013		11.10	08/26/09
		12,100	18.30	08/26/09
		16,940	26.70	03/25/10
		12,100	25.00	05/26/11
		11,000	31.80	06/01/12

Philippe Santi	8,785		11.10	08/26/09
		6,050	18.30	08/26/09
		8,712	26.70	03/25/10
		7,260	25.00	05/26/11
		6,600	31.80	06/01/12

Frédéric Garcia-Pelayo	4,226		19.30	04/26/08
	8,785		11.10	08/26/09
		6,050	18.30	08/26/09
		8,712	26.70	03/25/10
		7,260	25.00	05/26/11
		11,000	31.80	06/01/12

Marcella Cacci	24,200		25.00	05/26/11

Option Exercises and Stock Vested

The following table sets forth certain information relating to each option exercise effected during the past fiscal year, and each vesting of stock, including restricted stock, restricted stock units and similar instruments of our company during the past fiscal year, for the executive officers of our company listed in the Summary Compensation Table.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Jean Madar[2]	50,000	654,000	-0-	-0-
Russell Greenberg	18,000	235,000	-0-	-0-
Philippe Benacin[2]	50,000	654,000	-0-	-0-
Philippe Santi	-0-	-0-	-0-	-0-
Frédéric Garcia-Pelayo	-0-	-0-	-0-	-0-
Marcella Cacci	-0-	-0-	-0-	-0-

[Footnotes from table above]

_______________________________
[1]
Total value realized on exercise of options in dollars is based upon the difference between the fair market value of the common stock on the date of exercise, and the exercise price of the option, or the fair market value of the net amount of shares received upon exercise of options.

[2]
In November 2006 both the Chief Executive Officer and the President exercised an aggregate of 100,000 outstanding stock options of the Company’s common stock. The aggregate exercise prices of $0.8 million in 2006, were paid by them tendering to the Company in 2006 an aggregate of 37,278 of the Company’s common stock, previously owned by them, valued at fair market value on the date of exercise. All shares issued pursuant to these option exercises were issued from treasury stock of the Company. In addition, the Chief Executive Officer tendered in 2006 an additional 7,840 shares, respectively, for payment of certain withholding taxes resulting from his option exercise.

The following table sets forth certain information relating to each option exercise effected during the past fiscal year, and each vesting of stock, including restricted stock, restricted stock units and similar instruments during the past fiscal year, of Inter Parfums, S.A., for the executive officers of our company listed in the Summary Compensation Table.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Jean Madar	17,303	743,669	-0-	-0-
Jean Madar	17,577	755,444	-0-	-0-
Jean Madar	19,110	821,331	-0-	-0-

Russell Greenberg	1,841	67,000	-0-	-0-

Philippe Benacin	6,027	274,388	-0-	-0-
Philippe Benacin	6,263	285,714	-0-	-0-

Philippe Santi	4,000	181,970	-0-	-0-
Philippe Santi	497	21,236	-0-	-0-
Philippe Santi	4,729	202,595	-0-	-0-

Frédéric Garcia-Pelayo	363	15,410	-0-	-0-
Frédéric Garcia-Pelayo	400	17,086	-0-	-0-
Frédéric Garcia-Pelayo	5,000	227,463	-0-	-0-

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)

Marcella Cacci	-0-	-0-	5,000	217,000

[Footnotes from table above]
_______________________________
[1]	Total value realized on exercise of options in dollars is based upon the difference between the fair market value of the common stock on the date of exercise, and the exercise price of the option.

Pension Benefits

The following table sets forth certain information relating to payment of benefits following or in connection with retirement during the past fiscal year, for the executive officers of our company listed in the Summary Compensation Table.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Jean Madar	NA	NA	-0-	-0-
Russell Greenberg	NA	NA	-0-	-0-
Philippe Benacin	Inter Parfums SA Pension Plan	NA	59,800 euros	8,797
Philippe Santi	Inter Parfums SA Pension Plan	NA	59,800 euros	8,797
Frédéric Garcia-Pelayo	Inter Parfums SA Pension Plan	NA	59,800 euros	8,797
Marcella Cacci	NA	NA	-0-	-0-

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Employment Agreements

As part of our acquisition in 1991 of the controlling interest in Inter Parfums, S.A., now a subsidiary, we entered into an employment agreement with Philippe Benacin. The agreement provides that Mr. Benacin will be employed as Vice Chairman of the Board and President and Chief Executive Officer of Inter Parfums Holdings and its subsidiary, Inter Parfums. The initial term expired on September 2, 1992, and has subsequently been automatically renewed for additional annual periods. The agreement provides for automatic annual renewal terms, unless either party terminates the agreement upon 120 days notice. For 2007 Mr. Benacin presently receives an annual salary of $240,000, plus annual lodging expenses of approximately $75,000 and automobile expenses of approximately $9,000, which are subject to increase in the discretion of the Board of Directors. The agreement also provides for indemnification and a covenant not to compete for one year after termination of employment.

In February 2005 we entered into an employment agreement with Marcella Cacci to act as the President of Burberry Fragrances, a division of Inter Parfums, S.A. for a three year period. Her salary is $400,000, which is subject to adjustment for currency fluctuations under certain circumstances. She is also entitled to annual bonuses of $125,000 if Burberry Fragrances reaches certain sales targets, and another $125,000 if Burberry Fragrances achieves a specified target based upon earnings of Burberry Fragrances before interest and taxes.

Under the terms of such employment agreement, Ms. Cacci also received the following benefits:

•
Stock Options: Options to purchase 20,000 ordinary shares of Inter Parfums S.A.’s common stock at a purchase price equal to the fair market value of the shares at the time of the grant, vesting 1/3 each year for three years.

•	One Time Issuance of Restricted Shares: Issuance of 5,000 ordinary shares of Inter Parfums S.A. vesting 1/3 each year for three years.

The Corporation terminated Marcella Cacci without cause, effective June 30, 2006. Upon such termination of the employment agreement by us without cause, we are obligated to pay Ms. Cacci 0.75 times her annual salary, bonus and benefits. In addition, if Burberry Fragrances reaches certain milestones during the year of termination, then she would be entitled to a pro-rated bonus for such year based upon the number of days of her employment. Finally, as the result of termination without cause, all vesting restrictions on the option grant and restricted shares have lapsed and become fully vested. In December 2006 we paid Ms. Cacci her severance pay and severance bonus of $293,750, $217,000 in lieu of the issuance of restricted shares of Inter Parfums SA, as well her housing allowance of $48,000 throughout 2006.

Compensation of Directors

The following table sets forth certain information relating to the compensation for each of our directors who is not an executive officer of our Company named in the Summary Compensation Table for the past fiscal year.

			DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)[9]	Total ($)
Francois Heilbronn[1]	6,000	-0-	6,300	-0-	-0-	23,285	35,585

Joseph A. Caccamo [2]	4,000	-0-	25,200	-0-	-0-	47,920	77,120[10]

Jean Levy[3]	5,000	-0-	6,300	-0-	-0-	12,535	23,835

Robert Bensoussan- Torres[4]	5,000	-0-	6,300	-0-	-0-	12,535	23,835

Jean Cailliau[5]	4,000	-0-	6,300	-0-	-0-	13,066	23,366

Serge Rosinoer[6]	3,000	-0-	6,300	-0-	-0-	-0-	9,300

Patrick Choël[7]	13,054	-0-	9,500	-0-	-0-	-0-	24,554

Daniel Piette[8]	-0-	-0-	6,300	-0-	-0-	18,221	24,521

_______________
1.	As of the end of the last fiscal year, Mr. Heilbronn held options to purchase an aggregate of 4,000 shares of our common stock.
2.
As of the end of the last fiscal year, Mr. Caccamo held options to purchase an aggregate of 12,000 shares of our common stock, 8,000 of which are held as nominee for his present firm and 4,000 of which are held as nominee for his former employer. Mr. Caccamo disclaims beneficial ownership of such options.

3.	As of the end of the last fiscal year, Mr. Levy held options to purchase an aggregate of 4,000 shares of our common stock.

4.	As of the end of the last fiscal year, Mr. Bensoussan-Torres held options to purchase an aggregate of 4,000 shares of our common stock.
5.	As of the end of the last fiscal year, Mr. Cailliau held options to purchase an aggregate of 4,000 shares of our common stock.
6.	As of the end of the last fiscal year, Mr. Rosinoer held options to purchase an aggregate of 5,000 shares of our common stock.
7.	As of the end of the last fiscal year, Mr. Choël held options to purchase an aggregate of 2,000 shares of our common stock. Mr Choël replaced Mr. Piette in June 2006.
8.	Mr. Piette stepped down from the board of directors in June 2006 and as of the end of the last fiscal year, Mr. Piette did not hold any options to purchase shares of our common stock.
9.
Represents the difference between the exercise price of the option and the fair market value of the underlying common stock on the date of exercise. Mr. Caccamo disclaims beneficial ownership of the option and the proceeds thereof.

10.	Does not include $137,000 paid for legal fees and expenses to Mr. Caccamo’s law firm.

Throughout 2006, all nonemployee directors received $1,000 for each board meeting at which they participate. Mr. Caccamo’s board fees were paid to his law firm. Commencing in January 2007, all nonemployee directors are to receive $2,000 for each board meeting at which they participate. In addition, all members of the Audit Committee receive an additional annual fee of $2,000 on January 1 of each year in which they serve on the Audit Committee, which was increased to $4,000, commencing in January 2007.

We maintain stock option plans for our nonemployee directors. The purpose of these plans is to assist us in attracting and retaining key directors who are responsible for continuing the growth and success of our Company. Under such plans, options to purchase 1,000 shares are granted on each February 1st to all nonemployee directors for as long as each is a nonemployee director on such date except for Joseph A. Caccamo, who is granted options to purchase 4,000 shares. Options to purchase 2,000 shares are granted to each nonemployee director upon his initial election or appointment to our board.

On February 1, 2007, options to purchase 1,000 shares were granted to each of Francois Heilbronn, Jean Levy, Robert Bensoussan-Torres, Jean Cailliau and Patrick Choël, an option to purchase 500 shares was granted to Serge Rosinoer and an option to purchase 4,000 shares was granted to Joseph A. Caccamo, all at the exercise price of $19.845 per share under the 2004 plan. Such option vest ratably over a 4 year period. The options held by Mr. Caccamo are held as nominee for his law firm.

Equity Compensation Plan Information

The following table sets forth certain information as of the end of our last fiscal year regarding all equity compensation plans that provide for the award of equity securities or the grant of options, warrants or rights to purchase our equity securities.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	867,600	16.53	874,429
Equity compensation plans not approved by security holders	-0-	N/A	-0-
Total	867,600	16.53	874,429

Certain Relationships And Related Transactions

Transactions with French Subsidiaries

In connection with the acquisitions by our subsidiary, Inter Parfums, S.A., of the world-wide rights under the Burberry license agreement and the Paul Smith license agreement, we guaranteed the obligations of Inter Parfums, S.A. under the Burberry and Paul Smith license agreements. In addition, Inter Parfums, S.A. has agreed to reimburse us for all of our obligations that we incur under an employment agreement with a senior executive.

Option Exercise Paid With Tender of Shares

In November 2006 both the Chief Executive Officer and the President exercised an aggregate of 100,000 outstanding stock options of the Company’s common stock. The aggregate exercise prices of $0.8 million in 2006, were paid by them tendering to the Company in 2006 an aggregate of 37,278 of the Company’s common stock, previously owned by them, valued at fair market value on the date of exercise. All shares issued pursuant to these option exercises were issued from treasury stock of the Company. In addition, the Chief Executive Officer tendered in 2006 an additional 7,840 shares, respectively, for payment of certain withholding taxes resulting from his option exercise.

Remuneration of Counsel

Joseph A. Caccamo, a director, is a shareholder of the law firm of GrayRobinson, P.A., our general counsel. During 2006, we paid GrayRobinson, P.A. $137,000 for their services and reimbursement of disbursements incurred on our behalf.

On February 1, 2007, an option to purchase 4,000 shares was granted to Joseph A. Caccamo, all at the exercise price of $19.845 per share under the 2004 plan. Such option vests ratably over a 4 year period. The options held by Mr. Caccamo are held as nominee for his law firm.

Procedures for Approval of Related Person Transactions

Transactions between related persons, such as between an executive officer or director and our company, or any company or person controlled by such officer or director, are required to be approved by our Audit Committee of our Board of Directors. Our Audit Committee Charter contains such explicit authority, as required by the applicable rules of The Nasdaq Stock Market.

AUDIT COMMITTEE REPORT

The Audit Committee has the sole authority and is directly responsible for, the appointment, compensation and oversight of the work of the independent accountants employed by the Company which prepare or issue an audit report for the Company. During fiscal year ended December 31, 2006, the Audit Committee consisted of Messrs. Heilbronn, Levy and Choël (who replaced Mr. Bensoussan-Torres in June 2006).

The Audit Committee does not have a member who is an “Audit Committee Financial Expert” as such term is defined under the applicable rules and regulations. However, as the result of the background, education and experience of the members of the Audit Committee, the Board of Directors believes that such committee members are fully qualified to fulfill their obligations as members of the Audit Committee.

Management is responsible for our company’s internal controls and our financial reporting process. The independent registered public accounting firm we employ, Mazars, LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon, as well as, issuing its report on its audit of our management’s assessment of our internal control over financial reporting.. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. In addition, Mazars LLP discussed with the Audit Committee the results of its audit on management’s assessment of internal controls over financial reporting. The Audit Committee also discussed with Mazars LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Mazars LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with Mazars LLP that firm’s independence.

Based upon the Audit Committee’s discussions with management and Mazars LLP and the Audit Committee’s review of the representations of management and the report of Mazars LLP to the Audit Committee, the Audit Committee recommended that our board of directors include the audited consolidated financial statements and management’s report on internal control over financial reporting, together with the attestation report of Mazars LLP in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

Francois Heilbronn, Chairman
Jean Levy
Patrick Choël

INDEPENDENT ACCOUNTANTS

 General

We are not submitting the selection of auditors to a vote of our shareholders’ as shareholder approval is not required under Delaware law. A representative of Mazars LLP is expected to be present at the annual meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

  On October 15, 2004 Mazars LLP was engaged as the principal accountants to audit the financial statements of Inter Parfums, Inc. The decision to engage Mazars LLP was approved by our audit committee.

Fees

The following sets forth the fees billed to us by Mazars LLP, as well as discusses the services provided for the past two fiscal years, fiscal years ended December 31, 2005 and December 31, 2006.

Audit Fees

During 2005 the fees billed by Mazars LLP and its affiliate, Mazars S.A. for audit services and review of the financial statements contained in our Quarterly Reports on Form 10-Q were $509,500. During 2006 the fees billed by Mazars LLP and its affiliate, Mazars S.A. for audit services and review of the financial statements contained in our Quarterly Reports on Form 10-Q were $588,000.

Audit-Related Fees

Mazars billed us $11,000 for audit related fees during 2005 and $22,000 during 2006.

Tax Fees

Mazars LLP did not bill us for tax services during 2005 or 2006.

All Other Fees

Mazars LLP did not bill us for any other services during 2005 or 2006.

Audit Committee Pre Approval Policies and Procedures

The Audit Committee has the sole authority for the appointment, compensation and oversight of the work of our independent accountants, who prepare or issue an audit report for us.

During the first quarter of 2007, the audit committee authorized the following non-audit services to be performed by Mazars LLP.

•	We authorized the engagement of Mazars LLP if deemed necessary to provide tax consultation in the ordinary course of business for fiscal year ended December 31, 2007.

•
We authorized the engagement of Mazars LLP if deemed necessary to provide tax consultation as may be required on a project by project basis that would not be considered in the ordinary course of business, of up to a $5,000 fee limit per project, subject to an aggregate fee limit of $25,000 for fiscal year ending December 31, 2007. If we require further tax services from Mazars LLP, then the approval of the audit committee must be obtained.

•
If we require other services by Mazars LLP on an expedited basis such that obtaining pre-approval of the audit committee is not practicable, then the Chairman of the Committee has authority to grant the required pre-approvals for all such services.

•	None of the non-audit services of either of the Company’s auditors had the pre-approval requirement waived in accordance with Rule 2-01(c)(7)(i)(C) of Regulation S-X.

SHAREHOLDERS’ PROPOSALS

Proposals of shareholders intended to be presented at the 2008 annual meeting of shareholders must be received in writing by the Secretary of our company at our principal offices in New York City, by March 24, 2008, in order to be considered for inclusion in our proxy statement relating to that meeting.

If a shareholder intends to make a proposal at the 2008 Annual Meeting, such shareholder must have given timely notice thereof in proper written form to the Secretary of our company, in compliance with Section 8 of Article II of our By-Laws. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at our principal executive office in New York, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders i.e., between April 25, 2008 and May 25, 2008; however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such shareholder, (c) the class or series and number of shares of our capital stock which are owned-beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

By Order of our board of directors

Michelle Habert, Secretary

INTER PARFUMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jean Madar and Russell Greenberg as proxies (the "Proxies"), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Inter Parfums, Inc. (the "Company") held of record by the undersigned on June 22, 2007 at the Annual Meeting of stockholders to be held at The Equity Group, 800 Third Avenue, 36th Fl., New York, New York 10036, July 26, 2007 at 10:00 A.M. New York City time, and at any adjournments thereof, as directed on the reverse side, and in their discretion on all other matters coming before the meeting and any adjournments thereof.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

INTER PARFUMS, INC.

July 26, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

21100000000000000000 5 072607

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Jean Madar
- ○ Philippe Benacin
- ○ Russell Greenberg
- ○ Francois Heilbronn
- ○ Joseph A. Caccamo
- ○ Jean Levy
- ○ Robert Bensoussan-Torres
- ○ Jean Cailliau
- ○ Philippe Santi
- ○ Serge Rosinoer
- ○ Patrick Choël

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.